Exhibit 10.1

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of April 19, 2021 by and among Roman DBDR Tech Acquisition Corp., a Delaware corporation (the “Company”), the undersigned stockholders of the Company (collectively, the “Company Stockholders” and each, a “Company Stockholder”), CompoSecure Holdings, L.L.C., a Delaware limited liability company (“Holdings”), and the undersigned unitholders of Holdings (collectively, the “Holdings Unitholders” and each, a “Holdings Unitholder”, and together with the Company Stockholders, “Voting Parties”, and each, a “Voting Party”).

WHEREAS, concurrently with the execution of this Agreement, the Company, Holdings, Roman Parent Merger Sub, LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company (“Merger Sub”), and LLR Equity Partners IV, L.P., a Delaware limited partnership, have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into Holdings, with Holdings continuing as the surviving entity following the merger and a direct wholly owned subsidiary of the Company (the “Merger”); and

WHEREAS, as a condition to the willingness of each of Holdings and the Company to enter into the Merger Agreement, Holdings has required the Company Stockholders to execute and deliver this Agreement and the Company has required the Holdings Unitholders to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Merger Agreement.

a.                    “Beneficially Owned” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities (as such term is defined in Rule 13d-3 under the Exchange Act).

b.                   “Encumbrance” means any charge, community property interest, pledge, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal or any other adverse restriction of any kind, including any adverse restriction on use of property or assets or exercise of any other attribute of ownership; provided, however, that any restrictions pursuant to applicable securities law, Holdings’ Amended and Restated Limited Liability Company Agreement, dated as of June 11, 2020, as amended, or this Agreement shall not be considered Encumbrances.

c.                    “Subject Securities” means, collectively, (a) all securities of the Company Beneficially Owned by any Company Stockholder, including any and all securities of the Company acquired and held in such capacity subsequent to the date hereof, and (b) all securities of Holdings Beneficially Owned by any Holdings Unitholder, including any and all securities of Holdings acquired and held in such capacity subsequent to the date hereof.

2.           Representations and Warranties of the Voting Parties. Each Voting Party on its own behalf hereby represents and warrants to the other parties hereto, severally and not jointly, with respect to such Voting Party and such Voting Party’s ownership of its Subject Securities set forth on Annex A as follows:

a.                    Organization; Authority. If Voting Party is a legal entity, Voting Party (i) is duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. If Voting Party is a natural person, Voting Party has the legal capacity to enter into this Agreement and perform his or her obligations hereunder. If Voting Party is a legal entity, this Agreement has been duly authorized, executed and delivered by Voting Party. This Agreement constitutes a valid and binding obligation of Voting Party enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

b.                   No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Voting Party is required in connection with the execution, delivery and performance of this Agreement, other than those consents, approvals, and authorizations that have been obtained by such Voting Party. If Voting Party is a natural person, no consent of such Voting Party’s spouse is necessary under any “community property” or other laws for the execution and delivery of this Agreement or the performance of Voting Party’s obligations hereunder. If Voting Party is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the performance of Voting Party’s obligations hereunder.

c.                    No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will (A) if such Voting Party is a legal entity, conflict with or violate any provision of the organizational documents of Voting Party, or (B) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under, any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Voting Party or to Voting Party’s property or assets, except, in the case of clause (B), that would not reasonably be expected to prevent or delay the consummation of the Merger or that would not reasonably be expected to prevent Voting Party from fulfilling its obligations under this Agreement. There is no Legal Proceeding pending or, to the Voting Party’s knowledge, threatened against the Voting Party that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Voting Party to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

d.                   Ownership of Subject Securities. Voting Party Beneficially Owns its Subject Securities free and clear of all Encumbrances. There are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Voting Party is a party relating to the pledge, acquisition, disposition, transfer or voting of the Subject Securities and there are no voting trusts or voting agreements with respect to the Subject Securities. Voting Party does not Beneficially Own (i) any Subject Securities other than the Subject Securities set forth on Annex A and (ii) any options, warrants or other rights to acquire any additional shares of common stock of the Company (“Company Common Stock”), units of Holdings (“Holdings Units”) or any security exercisable for or convertible into shares of Company Common Stock or units of Holdings Units, other than as set forth on Annex A.

e.                   The Voting Party, on his, her or its own behalf and on behalf of his, her or its officers, directors, employees, partners, accountants, consultants, legal counsel, agents and other representatives (collectively, “Representatives”), acknowledges, represents, warrants and agrees that (i) he, she or it has conducted his, her or its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the Company and Holdings and (ii) he, she or it has been furnished with or given access to such documents and information about the Company and Holdings and their respective business and operations as he, she or it and his, her or its Representatives have deemed necessary to enable him, her or it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the other Ancillary Agreements to which he, she or it is or will be a party and the transactions contemplated hereby and thereby.

3.           Agreement to Vote Subject Securities.

a.                    Each Company Stockholder shall during the term of this Agreement, vote or cause to be voted, to the extent applicable and permissible, the Company Common Stock that he, she or it Beneficially Owns, and shall duly execute, and become party to, an irrevocable written consent or consents of stockholders of the Company if such stockholders are requested to vote their shares through the execution of an action by written consent: (i) in favor of the Merger Agreement and the Transactions, including the Merger, the Second Amended and Restated Certificate of Incorporation of the Company and the Second Amended and Restated Bylaws of the Company and the issuance of shares of Company Common Stock and all stockholder approvals required by the rules of Nasdaq with respect to the issuance of shares of Company Common Stock and the adoption of the Company Equity Compensation Plan and the adjournment of the Company Stockholders’ Meeting, in each case, at every meeting (or in connection with any request for action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; and (ii) against (A) any proposal or offer from any Person (other than Holdings or any of its Affiliates) concerning (1) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company or any of its Subsidiaries (each, a “Company Entity”), (2) the issuance or acquisition of shares of capital stock or other equity securities of any Company Entity, or (3) the sale, lease, exchange or other disposition of any significant portion of any Company Entity’s properties or assets; (B) any action, proposal, transaction or agreement which would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or the Merger Sub under the Merger Agreement; and (C) any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of the Company’s or the Merger Sub’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s certificate of incorporation or bylaws other than in connection with the Merger).

b.                   As soon as reasonably practicable (and in any event, within two (2) days) following the time at which the Holdings Unitholders are requested to vote their Holdings Units, each Holdings Unitholder shall during the term of this Agreement vote or cause to be voted, to the extent applicable and permissible, the Holdings Units that he, she or it Beneficially Owns, and shall duly execute, and become party to, an irrevocable written consent of unitholders of Holdings to be delivered by Holdings to the Company (i) approving the Merger Agreement, the Ancillary Agreements to which Holdings, as applicable, is or will be a party and the Transactions (including the Merger and the Second Amended and Restated Limited Liability Company Agreement of Holdings); and (ii) against (A) any proposal or offer from any Person (other than Company or any of its Affiliates) concerning (1) a merger, consolidation, liquidation, recapitalization, unit exchange or other business combination transaction involving Holdings or any of its Subsidiaries (each, a “Holdings Entity”), (2) the issuance or acquisition of units of membership interest or other equity securities of any Holdings Entity, or (3) the sale, lease, exchange or other disposition of any significant portion of any Holdings Entity’s properties or assets; (B) any action, proposal, transaction or agreement which would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Holdings under the Merger Agreement; and (C) any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of the Holdings’ conditions under the Merger Agreement or change in any manner the voting rights of any class of units of Holdings (including any amendments to Holdings’ certificate of formation or limited liability company agreement other than in connection with the Merger).

c.                    The Voting Parties hereby authorize the Company, the Merger Sub and Holdings to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement and filings with any Governmental Authority whose consent, approval, authorization or waiver is required to consummate the Merger, each Voting Party’s identity and ownership of the Subject Securities and the nature of each Voting Party’s obligations under this Agreement.

4.           No Voting Trusts or Other Arrangement. Each Voting Party shall not, and shall not permit any entity under Voting Party’s control to, deposit any Subject Securities in a voting trust, grant any proxies with respect to the Subject Securities or subject any of the Subject Securities to any arrangement with respect to the voting of the Subject Securities or otherwise in respect of the Subject Securities other than in accordance with this Agreement or the Merger Agreement. Each Voting Party hereby revokes any and all previous proxies and attorneys in fact with respect to the Subject Securities.

5.           Transfer and Encumbrance. Each Voting Party, during the term of this Agreement, shall not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or permit an Encumbrance to exist with respect to (“Transfer”) any of his, her or its Subject Securities or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of his, her or its Subject Securities or Voting Party’s voting or economic interest therein. Any attempted Transfer of Subject Securities or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of Subject Securities by any Voting Party to (a) any other Voting Party or (b) with the prior written approval of Holdings and the Company, any other Person; provided, however, that a Transfer referred to in clause (b) of this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company and Holdings, to be bound by all of the terms of this Agreement.

6.                   Redemption and Dissenters’ Rights. Each Company Stockholder hereby waives, and agrees not to assert or perfect, any rights of redemption or rights to dissent from the transactions contemplated by the Merger that such Company Stockholder may have by virtue of ownership of Company Common Stock.

7.                   Acquisition of Company Common Stock. Each Voting Party acknowledges and agrees that he, she or it shall not acquire any additional equity securities of the Company after the date hereof if as a result of such acquisition, such Voting Party would Beneficially Own more than 9.9% of the equity securities of the Company, after giving effect to the Merger and the other transactions contemplated by the Merger Agreement.

8.                   Termination. This Agreement shall terminate upon the earliest to occur of (i) the Merger Effective Time and (ii) the date on which the Merger Agreement is terminated in accordance with its terms. Upon termination of this Agreement, this Agreement shall forthwith become void and have no effect and no party hereto shall have any further obligations or liabilities under this Agreement, except that (x) the provisions of Sections 8, 10, 12, 13 and 14 shall survive termination and (y) nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination.

9.                  No Agreement as Director, Manager or Officer. Each Voting Party is signing this Agreement solely in his, her or its capacity as a stockholder of the Company or Holdings Unitholder, as applicable. No Voting Party makes any agreement or understanding in this Agreement in such Voting Party’s capacity as a director, manager, or officer of the Company, Holdings or any of their subsidiaries (if Voting Party holds such office), as applicable. Nothing in this Agreement will limit or affect any actions or omissions taken by a Voting Party in his, her or its capacity as a director, manager or officer of the Company or Holdings, as applicable, and no actions or omissions taken in any Voting Party’s capacity as a director, manager or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Voting Party from exercising his or her fiduciary duties as an officer, manager or director to the Company, the Company’s stockholders, Holdings or Holdings’ unitholders, as applicable.

10.                Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable, in addition to any other remedy to which such injured party is entitled at law or in equity, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or an award of specific performance is not an appropriate remedy for any reason at law or equity and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtain any remedy referred to in this Section 10, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

11.                Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any provisions hereof by a party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

12.                Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth on Annex A (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12).

13.                Fees and Expenses. Except as otherwise expressly set forth in the Merger Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such fees or expenses.

14.                Miscellaneous.

a.                  This Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

b.                   Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware state courts located in Wilmington, Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 14(b), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

c.                  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(c).

d.                   If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

e.                    This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

f.                     Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

g.                   All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

h.                   The obligations of each Voting Party set forth in this Agreement shall not be effective or binding upon such Voting Party until after such time as the Merger Agreement is executed and delivered by each of the parties thereto. The parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

i.                     No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto. Any assignment contrary to the provisions of this Section 14(i) shall be null and void.

j.                    This Agreement shall be for the sole benefit of the parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

COMPANY:

ROMAN DBDR TECH ACQUISITION CORP.

By:	/s/ Dr. Donald Basile
Name:	Dr. Donald Basile
Title:	Co-Chief Executive Officer

[Signature Page to Voting Agreement]

COMPANY STOCKHOLDERS:

Roman DBDR Tech Sponsor LLC

By:	/s/ Dr. Donald Basile
Name:	Dr. Donald Basile
Title:	Managing Member

[Signature Page to Voting Agreement]

HOLDINGS:

COMPOSECURE HOLDINGS, L.L.C.

By:	/s/ Jonathan C. Wilk
Name:	Jonathan C. Wilk
Title:	Chief Executive Officer

[Signature Page to Voting Agreement]

HOLDINGS UNITHOLDERS:

LLR EQUITY PARTNERS IV, L.P.

By: LLR Capital IV, L.P., its general partner
By: LLR Capital IV, LLC, its general partner

By:	/s/ Mitchell Hollin
Name:	Mitchell Hollin
Title:	Member

LLR EQUITY PARTNERS PARALLEL IV, L.P.

By: LLR Capital IV, L.P., its general partner
By: LLR Capital IV, LLC, its general partner

By:	/s/ Mitchell Hollin
Name:	Mitchell Hollin
Title:	Member

[Signature Page to Voting Agreement]

/s/ Michele D. Logan
Michele D. Logan

[Signature Page to Voting Agreement]

MICHELE D. LOGAN 2017 CHARITABLE REMAINDER UNITRUST

By: Tiedemann Trust Company, as Trustee

By:	/s/ Brittany Cook
Name: Brittany Cook
Title: Managing Director, Tiedemann Trust Company, as Trustee

By: Michele D. Logan, as Special Holdings Direction Adviser

/s/ Michele D. Logan
Name: Michele D. Logan

[Signature Page to Voting Agreement]

EPHESIANS 3:16 HOLDINGS LLC

By:	/s/ Michele Logan
Name: Michele Logan
Title: Executive Chairman

[Signature Page to Voting Agreement]

Annex A

Stockholder Name	Address	Shares of Company Common Stock	Options and Warrants to Purchase Company Common Stock	Other Company Equity Securities or Rights to Acquire Company Equity Securities
Roman DBDR Tech Sponsor LLC	2877 Paradise Rd. #702 Las Vegas, NV 89109	5,789,000	10,837,400	-

Unitholder Name	Address	Units of Holdings	Options and Warrants to Purchase Units of Holdings	Other Company Equity Securities or Rights to Acquire Holdings Equity Securities
LLR Equity Partners IV, L.P.	Cira Centre 2929 Arch Street, Suite 2700 Philadelphia, PA 19104	60,731.71	-	-
LLR Equity Partners Parallel IV, L.P.	Cira Centre 2929 Arch Street, Suite 2700 Philadelphia, PA 19104	2,671.56	-	-
Michele D. Logan	11 Branch Road Far Hills, NJ 07931	23,485.00	-	-
Michele D. Logan 2017 Charitable Remainder Unitrust	c/o Tiedemann Trust Company, Trustee 200 Bellevue Parkway Suite 525 Wilmington, DE 19809	2,555.00	-	-
Ephesians Holdings 3:16 LLC	c/o Michele D. Logan c/o Tiedemann Trust Company, Trustee 200 Bellevue Parkway Suite 525 Wilmington, DE 19809	12,000.00	-	-